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                                                                    Exhibit 12.1


                                  Dresser, Inc.
                Computation of Ratio of Earnings to Fixed Charges
                         (in millions except for ratio)



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

                                                               December    December    December   December    October
                                                                 31,         31,         31,        31,         31,
                                                                 2001        2000        1999       1998        1997

                                                           =============================================================
EARNINGS .................................................   $   99.5    $  176.9    $  146.1    $  125.5    $  149.1

Fixed Charges ............................................       73.5         7.2         5.1         6.4         5.9

                                                           ============================================================
TOTAL EARNINGS ...........................................   $  173.0    $  184.1    $  151.2    $  131.9    $  155.0
                                                           ============================================================
FIXED CHARGES

Interest Expense
and Amortization of Deferred Financing Costs..............       68.7         2.7         1.8         2.8         2.4
Interest Factor of Rental Expense ........................        4.8         4.5         3.3         3.6         3.5

                                                           ============================================================
Total Fixed Charges ......................................       73.5         7.2         5.1         6.4         5.9
                                                           ============================================================

RATIO OF EARNINGS TO FIXED CHARGES .......................        2.4        25.6        29.6        20.6        26.3


The interest factor of rental expense is estimated at 1/3 of total rental expense which management believes to be a reasonable approximation.



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